UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2012

ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (804) 274-2200
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

As Altria Group, Inc. (“Altria”) previously announced, its Chairman and Chief Executive Officer, Martin J. Barrington, and its Executive Vice President and Chief Financial Officer, Howard A. Willard III, will be giving a live presentation today, September 5, 2012, at the Barclays 2012 Back-to-School Consumer Conference in Boston, Massachusetts. In connection with the presentation, Altria is furnishing to the Securities and Exchange Commission the following documents attached as exhibits to this Current Report on Form 8-K and incorporated by reference to this Item 7.01: the text of Mr. Barrington's and Mr. Willard's remarks attached as Exhibit 99.1 hereto and the press release announcing the key highlights of the presentation attached as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.    Other Events.

Altria Group, Inc. (“Altria”) has revised its 2012 full-year guidance for reported diluted earnings per share (“EPS”) from a range of $2.01 to $2.05 to a range of $2.03 to $2.07, reflecting an income tax benefit primarily attributable to the reversal of tax reserves and associated interest related to the closure at the end of August 2012 of the Internal Revenue Service audit of the 2004 to 2006 tax years. The revised forecast reflects estimated total net expenses of $0.16 per share, as detailed in the table below, as compared with 2011 full-year reported diluted EPS of $1.64, which included $0.41 per share of net expenses, as detailed in the table below. Expected 2012 full-year adjusted diluted EPS, which excludes the net expenses in the table below, represents a growth rate of 7% to 9% over 2011 full-year adjusted diluted EPS.

The factors described in the Forward-Looking and Cautionary Statements section of the press release attached as Exhibit 99.2 to this Current Report on Form 8-K represent continuing risks to this forecast.

Expense (Income), Net, Included in Reported Diluted EPS
	2012	2011
Loss on early extinguishment of debt	$0.28	$—
Asset impairment, exit, implementation and integration costs	0.02	0.07
SABMiller special items	(0.09)	0.03
PMCC leveraged lease (benefit) charge	(0.03)	0.30
Tax items*	(0.02)	(0.04)
Tobacco and health judgments	—	0.05
	$0.16	$0.41

*	Excludes the tax impact included in the PMCC leveraged lease (benefit) charge.

Adjusted diluted EPS is a financial measure that is not consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Altria's management reviews diluted EPS on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items include loss on early extinguishment of debt, restructuring charges, SABMiller plc (“SABMiller”) special items, certain Philip Morris Capital Corporation (“PMCC”) leveraged lease items, certain tax items, and tobacco and health judgments. Altria's management does not view any of these special items to be part of its sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. Altria's management believes it is appropriate to disclose this non-GAAP financial measure to provide useful insight into underlying business trends and results, and to provide a more meaningful comparison of year-over-year results. Adjusted measures are used by management and regularly provided to Altria's chief operating decision maker for planning, forecasting and evaluating the performances of Altria's businesses, including allocating resources and evaluating results relative to employee compensation targets. This information should be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1
Remarks by Martin J. Barrington, Chairman and Chief Executive Officer, Altria Group, Inc., and Howard A. Willard III, Executive Vice President and Chief Financial Officer, Altria Group, Inc., dated September 5, 2012 (furnished pursuant to Item 7.01)

	99.2	Altria Group, Inc. Press Release dated September 5, 2012 (furnished pursuant to Item 7.01)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior
Assistant General Counsel

DATE: September 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1
Remarks by Martin J. Barrington, Chairman and Chief Executive Officer, Altria Group, Inc., and Howard A. Willard III, Executive Vice President and Chief Financial Officer, Altria Group, Inc., dated September 5, 2012 (furnished pursuant to Item 7.01)

99.2	Altria Group, Inc. Press Release dated September 5, 2012 (furnished pursuant to Item 7.01)

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